American Standard: E-Mail Solicitation to Employees (includes non-shareholders)
URGENT REMINDER: TO ALL EMPLOYEES WHO HAVE ELECTED TO INVEST IN FIDELITY INVESTMENTS(Registered trademark) SPARTAN(Registered trademark) U.S. EQUITY INDEX FUND:
Fidelity Investments recently mailed a proxy statement, proxy card, letter and additional information to shareholders of record in Spartan U.S. Equity Index Fund as of September 22, 1997. If you received this material, please review it and mail your proxy card right away. Your vote is very important to the fund's ability to conduct business efficiently and effectively on behalf of all its shareholders. IF YOU HAVE ANY QUESTIONS ABOUT THE PROPOSALS OR DID NOT RECEIVE ANY PROXY MATERIAL, PLEASE CALL FIDELITY AT 1-800-605-4015. IF YOU WOULD LIKE TO VOTE BY PHONE, PLEASE CALL THE FUND'S PROXY SOLICITORS, D.F. KING & CO., INC. AT 1-800-848-3155 WHO WILL BE GLAD TO RECORD YOUR VOTE. THANKS.